Exhibit 1.A(8)(c)(iv)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among Southland Life Insurance Company, a life insurance company organized under the laws of the State of Texas (the "Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

WHEREAS, the Parties executed a participation agreement dated August 10, 1995 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the other investment companies available under the Variable Life Insurance Contracts offered by the Company are listed in Schedule C of the Participation Agreement;

WHEREAS, the funding vehicles for the Contracts and class of Fund are listed in Schedule D of the Participation Agreements;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto which deletes the Single Premium Product from the list of Contracts funded by the Separate Accounts.

  The Participation Agreement is hereby amended by substituting for the current Schedule C an amended Schedule C in the form attached hereto which adds certain investment options to the Contracts funded by the Separate Accounts.

  The Participation Agreement is hereby amended by substituting for the current Schedule D an amended Schedule D in the form attached hereto which adds certain classes of the Fund to some Contracts funded by the Separate Accounts.

Executed this ____ day of __________, 2001.

Southland Life Insurance Company		Variable Insurance Products Fund II

BY:		BY:
	Jim Livingston		Robert C. Pozen
	Executive Vice President		Senior Vice President
Fidelity Distributors Corporation

BY:
Kevin J. Kelly
Vice President

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account

Southland Separate Account A1 (February 25, 1994)	Future Dimensions Flexible Premium Deferred Combination Fixed and Variable Annuity Contract

Southland Separate Account L1 (February 25, 1994)	Future Dimensions Flexible Premium Variable Universal Life Insurance Policy

Market Dimensions Flexible Premium Variable Universal Life Insurance Policy

Survivor Dimensions Flexible Premium Variable Universal Life Insurance Policy

Schedule C

Other investment companies currently available under variable annuities or variable life insurance offered by the Company.

The Alger American Fund
Alger American Small Capitalization Portfolio
Alger American MidCap Growth Portfolio
Alger American Growth Portfolio
Alger American Leveraged Allcap Portfolio

Fidelity Variable Insurance Products Fund
Money Market Portfolio
High Income Portfolio
Equity-Income Portfolio
Growth Portfolio
Overseas Portfolio

GCG Trust
Research Portfolio
Total Return Portfolio
Mid-Cap Growth Portfolio
Liquid Assets Portfolio

INVESCO Variable Investment Funds, Inc.
Utilities Portfolio
Equity Income Portfolio

Janus Aspen Series
Growth Portfolio
Aggressive Growth Portfolio
Worldwide Growth Portfolio
International Growth Portfolio
Balanced Portfolio

Pilgrim Variable Products Trust
Growth Opportunities Portfolio
MagnaCap Portfolio
MidCap Opportunities Portfolio
SmallCap Opportunities Portfolio

Putnam Variable Trust
New Opportunities Fund
Voyager Fund
Growth and Income Fund
SmallCap Value Fund

Schedule D

Portfolios of the Fund available as funding vehicles under some Contracts:

Initial Class Shares
Contrafund Portfolio
Asset Manager Portfolio
Investment Grade Bond Portfolio
Index 500 Portfolio

Service Class Shares*
Contrafund Portfolio
Asset Manager Porfolio

* for the following Contracts only:
Survivor Dimensions
Market Dimensions